                                                                    EXHIBIT 3.2

                       CERTIFICATE OF OWNERSHIP AND MERGER
                                       OF
                                 HNI SHELL, INC.
                                      INTO
                         FOUNDATION HEALTH SYSTEMS, INC.

-------------------------------------------------------------------------------
            Pursuant to Section 253(a) of the General Corporation Law
                            of the State of Delaware
-------------------------------------------------------------------------------

     Foundation Health Systems, Inc., a Delaware corporation, does hereby certify to the following facts relating to the merger of HNI Shell, Inc. into Foundation Health Systems, Inc. (the "Merger"):

     FIRST: The names and states of incorporation of the constituent corporations to the Merger are as follows:


NAME                                                         STATE
----                                                         -----
HNI Shell, Inc.                                             Delaware
Foundation Health Systems, Inc.                             Delaware


     SECOND: Foundation Health Systems, Inc. is the owner of all of the issued and outstanding shares of the capital stock of HNI Shell, Inc.

     THIRD: The Board of Directors of Foundation Health Systems, Inc., by resolutions duly adopted at a meeting held on June 29, 2000 (true and correct copies of which are attached hereto as EXHIBIT A), has authorized the Merger in accordance with Section 253 of the General Corporation Law of the State of Delaware. Such resolutions have not been modified or rescinded and are in full force and effect on the date hereof.

     FOURTH: Effective September 29, 2000, the Board of Directors of HNI Shell, Inc. approved and adopted resolutions authorizing the Merger in accordance with
Section 253 of the General Corporation Law of the State of Delaware.

     FIFTH: Foundation Health Systems, Inc. shall be the surviving corporation of the Merger (the "Surviving Corporation").

     SIXTH: The current Certificate of Incorporation of Foundation Health Systems, Inc. shall be the Certificate of Incorporation of the Surviving Corporation, except that, at the effective time of the Merger, Article First shall be amended to change the name of the Surviving Corporation from Foundation Health Systems, Inc. to Health Net, Inc.

     SEVENTH: The Merger shall become effective at 5:00 p.m. (Delaware time) on November 3, 2000.

     IN WITNESS WHEREOF, Foundation Health Systems, Inc. has caused this Certificate of Ownership and Merger to be executed in its corporate name this 25th day of October, 2000.



                                       FOUNDATION HEALTH SYSTEMS, INC.



                                       By:       /s/ B. CURTIS WESTEN
                                          -------------------------------------
                                                 B. Curtis Westen, Esq.
                                                 Secretary